UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/07/2013

Knoll, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-12907

Delaware	13-3873847
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1235 Water Street, East Greenville, Pennsylvania 18041
(Address of principal executive offices, including zip code)

(215) 679-7991
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2013, the Board of Directors of Knoll, Inc. (the "Company") voted to increase the size of the Company's Board of Directors from eight members to nine members and appointed Stephanie Stahl to serve as a director of the Company as of August 7, 2013. Ms. Stahl will serve as a Class II director until the Company's Annual Meeting of Stockholders to be held during 2015.

As a non-employee director, Ms. Stahl is entitled to participate in the Knoll, Inc. Non-Employee Director Compensation Plan, pursuant to which she will receive an annual fee of $50,000 and an annual grant of restricted shares with a fair market value of $60,000, to be granted on the third trading day after the public release of annual financial results.

On August 7, 2013, the Company issued a press release announcing the appointment of Ms. Stahl to the Company's Board of Directors. For additional information regarding Ms. Stahl, please see the press release which is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibit

Exhibit 99.1 - Press Release, dated August 7, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Knoll, Inc.

Date: August 07, 2013	By:	/s/ Michael A. Pollner
Michael A. Pollner
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release